SMEAD FUNDS TRUST

(the “Trust”)

Amended and Restated Rule 18f-3 Multiple Class Plan

The Trust, on behalf of its series, the Smead Value Fund and the Smead International Value Fund (each, a “Fund”), has elected to rely on Rule 18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”), in offering multiple classes of shares of each Fund. A majority of the Board of Trustees of the Trust (the “Board”), including a majority of the Trustees who are not “interested persons” of the Trust (as defined in the 1940 Act), has determined in accordance with Rule 18f-3(d) that the following plan (the “Plan”) is in the best interests of each class individually and each Fund as a whole:

1.	Class Designation

The Smead Value Fund will offer ten classes of shares to be known as the Investor Class Shares, Class A Shares, Class C Shares, Class I1 Shares, Class I2 Shares, Class R1 Shares, Class R2 Shares, Class R3 Shares, Class R4 Shares and Class Y Shares. The Smead International Value Fund will offer six classes of shares to be known as the Investor Class Shares, Class A Shares, Class C Shares, Class I1 Shares, Class I2 Shares and Class Y Shares.

Investor Class Shares, Class A Shares, Class C Shares, Class I1 Shares, Class I2 Shares, Class R1 Shares, Class R2 Shares, Class R3 Shares, Class R4 Shares and Class Y Shares are each referred to herein as, a “Class”, and collectively, as the “Classes”.

2.	Class Characteristics

Each Class of each Fund will represent interests in the same portfolio of investments and will be identical in all respects to each other Class, except as set forth below:

a.

Investor Class.    Investor Class shares will be offered for sale at net asset value without the imposition of a sales charge. Investor Class shares will be subject to a distribution plan (the “Distribution Plan”) adopted pursuant to Rule 12b-1 under the 1940 Act, which provides for an annual 12b-1 distribution fee of 0.25% of the average daily net assets of the Fund attributable to Investor Class shares, computed on an annual basis. The Distribution Plan fees for the Investor Class shares will be used to pay the Fund’s distributor for promoting and distributing Investor Class shares. A portion of the Distribution Plan fees may be used to pay for sub-accounting services provided to beneficial owners, as well as account maintenance and personal services to shareholders. Investor Class shares will also be subject to the Shareholder Servicing Plan, which provides for an annual shareholder servicing fee of 0.25% of the average daily net assets of the Fund attributable to Investor Class shares, computed on an annual basis. The Shareholder Servicing Plan is designed to compensate financial intermediaries and other persons for certain personal services for Investor Class shares shareholders and/or the maintenance of Investor Class shares shareholder accounts.

b.

Class A Shares.    Class A shares will be offered for sale subject to a maximum front-end sales charge of 5.75%, subject to certain exceptions as set forth in the Fund’s then-current prospectus, and a contingent deferred sales charge of 1.00% applied to Class A shares purchased at the $1,000,000 breakpoint (as described in the Fund’s then-current prospectus) that are redeemed within 18 months of purchase. Class A shares will be subject to the Distribution Plan, which provides for an annual Rule 12b-1 distribution fee of 0.25% of the average daily net assets of the Fund attributable to Class A shares, computed on an annual basis. The Distribution Plan fees for the Class A shares will be used to pay the Fund’s distributor for promoting and distributing Class A shares. A portion of the Distribution Plan fees may be used to pay for sub-accounting services provided to beneficial owners, as well as account maintenance and personal services to shareholders. Class A shares will also be subject to the Shareholder Servicing Plan, which provides for an annual shareholder servicing fee of 0.25% of the average daily net assets of the Fund attributable to Class A shares, computed on an annual basis. The Shareholder Servicing Plan is designed to compensate financial intermediaries and other persons for certain personal services for Class A shareholders and/or the maintenance of Class A shareholder accounts.

c.

Class C Shares.    Class C shares will be offered for sale subject to a contingent deferred sales charge of 1.00% applied to Class C shares that are redeemed within 12 months of purchase. Class C shares will be subject to the Distribution Plan, which provides for an annual Rule 12b-1 distribution fee of 0.75% of the average daily net assets of the Fund attributable to Class C shares, computed on an annual basis. The Distribution Plan fees for the Class C shares will be used to pay the Fund’s distributor for promoting and distributing Class C shares. A portion of the Distribution Plan fees may be used to pay for sub-accounting services provided to beneficial owners, as well as account maintenance and personal services to shareholders. Class C shares will also be subject to the Shareholder Servicing Plan, which provides for an annual shareholder servicing fee of 0.25% of the average daily net assets of the Fund attributable to Class C shares, computed on an annual basis. The Shareholder Servicing Plan is designed to compensate financial intermediaries and other persons for certain personal services for Class C shareholders and/or the maintenance of Class C shareholder accounts.

d.

Class I1 Shares.    Class I1 shares will be offered for sale at net asset value without the imposition of a sales charge. Class I1 shares will be subject to the Shareholder Servicing Plan, which provides for an annual shareholder servicing fee of 0.25% of the average daily net assets of the Fund attributable to Class I1 shares. The Shareholder Servicing Plan is designed to compensate financial intermediaries and other persons for certain personal services for Class I1 shares shareholders and/or the maintenance of Class I1 shareholder accounts.

e.	Class I2 Shares. Class I2 shares will be offered for sale at net asset value without the imposition of a sales charge. Class I2 shares will be subject to the Shareholder

Servicing Plan, which provides for an annual shareholder servicing fee of 0.25% of the average daily net assets of the Fund attributable to Class I2 shares. The Shareholder Servicing Plan is designed to compensate financial intermediaries and other persons for certain personal services for Class I2 shares shareholders and/or the maintenance of Class I2 shareholder accounts.

f.

Class R1 Shares.    Class R1 shares will be offered for sale at net asset value without the imposition of a sales charge. Class R1 shares will be subject to the Distribution Plan, which provides for an annual Rule 12b-1 distribution fee of 0.50% of the average daily net assets of the Fund attributable to Class R1 shares, computed on an annual basis. The Distribution Plan fees for the Class R1 shares will be used to pay the Fund’s distributor for promoting and distributing Class R1 shares. A portion of the Distribution Plan fees may be used to pay for sub-accounting services provided to beneficial owners, as well as account maintenance and personal services to shareholders. Class R1 shares will also be subject to the Shareholder Servicing Plan, which provides for an annual shareholder servicing fee of 0.25% of the average daily net assets of the Fund attributable to Class R1 shares. The Shareholder Servicing Plan is designed to compensate financial intermediaries and other persons for certain personal services for Class R1 shares shareholders and/or the maintenance of Class R1 shareholder accounts.

g.

Class R2 Shares.    Class R2 shares will be offered for sale at net asset value without the imposition of a sales charge. Class R2 shares will be subject to the Distribution Plan, which provides for an annual Rule 12b-1 distribution fee of 0.50% of the average daily net assets of the Fund attributable to Class R2 shares, computed on an annual basis. The Distribution Plan fees for the Class R2 shares will be used to pay the Fund’s distributor for promoting and distributing Class R2 shares. A portion of the Distribution Plan fees may be used to pay for sub-accounting services provided to beneficial owners, as well as account maintenance and personal services to shareholders. Class R2 shares will also be subject to the Shareholder Servicing Plan, which provides for an annual shareholder servicing fee of 0.25% of the average daily net assets of the Fund attributable to Class R2 shares. The Shareholder Servicing Plan is designed to compensate financial intermediaries and other persons for certain personal services for Class R2 shares shareholders and/or the maintenance of Class R2 shareholder accounts.

h.

Class R3 Shares.    Class R3 shares will be offered for sale at net asset value without the imposition of a sales charge. Class R3 shares will be subject to the Distribution Plan, which provides for an annual Rule 12b-1 distribution fee of 0.50% of the average daily net assets of the Fund attributable to Class R3 shares, computed on an annual basis. The Distribution Plan fees for the Class R3 shares will be used to pay the Fund’s distributor for promoting and distributing Class R3 shares. A portion of the Distribution Plan fees may be used to pay for sub-accounting services provided to beneficial owners, as well as account maintenance and personal services to shareholders.

i.

Class R4 Shares.    Class R4 shares will be offered for sale at net asset value without the imposition of a sales charge. Class R4 shares will be subject to the Distribution Plan, which provides for an annual Rule 12b-1 distribution fee of 0.25% of the average daily net assets of the Fund attributable to Class R4 shares, computed on an annual basis. The Distribution Plan fees for the Class R4 shares will be used to pay the Fund’s distributor for promoting and distributing Class R4 shares. A portion of the Distribution Plan fees may be used to pay for sub-accounting services provided to beneficial owners, as well as account maintenance and personal services to shareholders.

j.

Class Y Shares.    Class Y shares will be offered for sale at net asset value without the imposition of a sales charge. Class Y shares will not be subject to the Distribution Plan or the Shareholder Servicing Plan.

3.	Additional Classes of Shares

The Board of Trustees of the Trust has the authority to create additional classes, or change existing classes, from time to time, in accordance with Rule 18f-3 of the 1940 Act.

4.	Expense Allocations

The following expenses for a Fund will be allocated on a Class-by-Class basis, to the extent applicable and practicable:

a.	payments made pursuant to any Distribution Plan, Shareholder Servicing Plan, or similar plan for any particular class of shares;

b.	transfer agent fees attributable to a specific class;

c.	printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses and proxy materials to current shareholders for a specific class;

d.	fees incurred by a class with respect to the qualification of shares of each class with state securities regulators;

e.	Securities and Exchange Commission registration fees incurred by a class;

f.	the expense of administrative personnel and services to support the shareholders of a specific class;

g.	litigation or other legal expenses relating solely to one class; and

h.	Trustees’ fees incurred as a result of issues relating solely to one class.

Income, realized and unrealized capital gains and losses, and expenses of a Fund not allocated to a particular Class will be allocated on the basis of the net asset value of each Class in relation to the net asset value of the Fund. Notwithstanding the foregoing, a service provider for a Fund may waive or reimburse the expenses of a specific Class or Classes to the extent permitted under Rule 18f-3 of the 1940 Act.

5.	Conversions

Shareholders of Investor Class Shares, Class A Shares, Class C Shares, Class I1 Shares, Class I2 Shares, Class R1 Shares, Class R2 Shares, Class R3 Shares, Class R4 Shares and Class Y Shares shall have such conversion privileges as set forth in the then-current prospectus for such Class, consistent with the Plan. Any conversion shall be effected without the imposition of any sales load, fee, or other charges.

6.	Exchange Privileges

Shareholders of Investor Class Shares, Class A Shares, Class C Shares, Class I1 Shares, Class I2 Shares, Class R1 Shares, Class R2 Shares, Class R3 Shares, Class R4 Shares and Class Y Shares shall have such exchange privileges as set forth in the then-current prospectus for such Class, consistent with the Plan.

7.	General

Shares of each Class will have equal voting rights and liquidation rights, and are voted in the aggregate and not exclusively by Class except in matters where a separate vote is required by the 1940 Act, or when the matter affects only the interest of a particular Class, such as each Class’ respective arrangements under Rule 18f-3 of the 1940 Act. Each Class will have in all other respects the same rights and obligations as each other Class. On an ongoing basis, the Board will monitor the Plan for any material conflicts between the interests of the Classes of shares. The Board of Trustees will take such action as is reasonably necessary to eliminate any conflict that develops. Each Fund’s investment adviser and distributor will be responsible for alerting the Board of Trustees to any material conflicts that may arise. Any material amendment to this Plan must be approved by a majority of the Board of Trustees, including a majority of the trustees who are not interested persons of the Trust, as defined in the 1940 Act. This Plan is qualified by and subject to the then-current prospectus for the applicable Class, which contains additional information about that Class.

Amended and Restated: December 9, 2021

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